Exhibit 99.1

Certification

Of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

We, the undersigned, do each hereby certify that the Annual Report of the Sunoco, Inc. Capital Accumulation Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such periodic report fairly presents, in all material respects, the assets available for benefits and the changes in assets available for benefits of the Plan.

/s/ JOHN F. CARROLL
John F. Carroll Manager, Employee Benefits, Sunoco, Inc. Plan Administrator, Sunoco, Inc. Capital Accumulation Plan

/s/ CHARLES M. BALL
Charles M. Ball Savings Plan Coordinator, Sunoco, Inc. Capital Accumulation Plan

Date: June 24, 2003

NOTE:	A signed original of this written statement required by Section 906 has been provided to the Sunoco, Inc. Capital Accumulation Plan, and will be retained by such Plan and furnished to the Securities and Exchange Commission or its staff upon request.